UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 21, 2006

Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP

(Exact Name of Registrant As Specified In Its Charter)

California	00-30747	33-0885320
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 West A Street

San Diego, CA 92101

(Address of principal executive offices) (Zip Code)

(619) 233-5588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 21, 2006, First Community Bancorp (the “Company”) entered into Amendment No. 1 to its revolving credit agreement with U.S. Bank National Association and Amendment No. 1 to its Pledge Agreement with U.S Bank National Association.  Amendment No. 1 to the revolving credit agreement amends the credit agreement by reducing certain interest rates and by changing references from Pacific Western National Bank to Pacific Western Bank.  The amendment to the pledge agreement provides for the pledge of all of the capital stock of Pacific Western Bank in lieu of First National Bank, following the merger of First National Bank into Pacific Western Bank on October 26, 2006.  This description of the amendments is qualified in its entirety by reference to the text of the amendments which are attached hereto as exhibits and incorporated herein by reference.

Item 8.01                                             Other Events

the Company has filed herewith as Exhibit 99.1 financial statements of Community Bancorp Inc. (“Community Bancorp”) as of and for the three and nine months ended September 30, 2006.  On October 26, 2006, Community Bancorp merged with and into the Company.  The financial statements are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                  Exhibits

The following exhibit is being furnished herewith:

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of November 21, 2006, by and among First Community Bancorp and U.S. Bank National Association.

10.2	Amendment No. 1 to Pledge Agreement, dated as of November 21, 2006, by and among First Community Bancorp and U.S. Bank National Association.

99.1	Financial statements of Community Bancorp Inc. as of and for the three and nine months ended September 30, 2006.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of November 21, 2006, by and among First Community Bancorp and U.S. Bank National Association.

10.2	Amendment No. 1 to Pledge Agreement, dated as of November 21, 2006, by and among First Community Bancorp and U.S. Bank National Association.

99.1	Financial statements of Community Bancorp Inc. as of and for the three and nine months ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: November 28, 2006

FIRST COMMUNITY BANCORP

By:	/s/ Jared M. Wolff
	Name:	Jared M. Wolff
	Title:	Executive Vice President,
General Counsel and Secretary